Exhibit 99.1

PRESS RELEASE

	Contacts:	Mel Payne, Chairman & CEO
Joe Saporito, CFO
Carriage Services, Inc.
FOR IMMEDIATE RELEASE		713-332-8400

Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / 713-529-6600

CARRIAGE SERVICES RAISES FIRST QUARTER ESTIMATES

Company Establishes Five Year Goals

Also Announces First Quarter Earnings Release Date and Conference Call Schedule

APRIL 19, 2005 – HOUSTON – Carriage Services, Inc. (NYSE: CSV) today announced it has raised its first quarter 2005 estimates as follows:

	Prior Estimates Q1 2005	Revised Estimates Q1 2005	Q1 2004 Actual

Revenues	$39 to 41 million	Approx. $42.0 million	$40.4 million

Adjusted earnings per diluted share (1)	$0.14 to 0.17	$0.18 to 0.19	$0.16

Adjusted EBITDA (1)	$11.8 to 12.8 million	Approx. $13.2 million	$12.1 million

(1)          Excludes interest and other costs in connection with the early retirement of senior debt totaling $6.7 million ($4.2 million after tax, or $.22 per diluted share) in the first quarter of 2005.

Mel Payne, Chief Executive Officer, stated, “After preliminary review, we are very pleased to announce that our funeral and cemetery businesses experienced solid year over year gains when compared to the strong first quarter results we posted last year.  Accordingly, we are raising our estimates for the first quarter of 2005.

“Now that our existing operations are improving and our financial flexibility has been restored because of our recent senior note financing, we have established five year goals that include a modest number of new acquisitions.  Assuming we achieve our five year goals, then we would expect our run-rate annual operating results to be as follows (in thousands except per share amounts):

Revenues from existing operations	$170,000
Revenues from future acquisitions (1)	25,000
Total revenues	$195,000
EBITDA	$55,000
Diluted earnings per share	$0.70
Free cash flow	$20,000

(1)  We presently expect that the majority of the acquisitions will occur during the latter part of the five year period.

We look forward to communicating more details in our first quarter release and conference call next week,” concluded Payne.

CONFERENCE CALL INFORMATION

Carriage Services is scheduled to release first quarter 2005 results on Wednesday, April 27, 2005 after the market closes.  In conjunction with the release, the company has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, April 28, 2005 at 10:30 a.m. eastern time.

What:               Carriage Services First Quarter 2005 Earnings Conference Call

When:            Thursday, April 28, 2005 – 10:30 a.m. eastern time

How:                    Live via phone - By dialing 303-262-2005 and asking for the Carriage Services call at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below.

Where:   www.carriageservices.com

A telephonic replay of the conference call will be available through May 5, 2005 and may be accessed by dialing 303-590-3000 and using pass code 11028652.  An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.

Carriage Services is the fourth largest publicly traded deathcare company.  As of April 19, 2005, Carriage operates 134 funeral homes and 30 cemeteries in 28 states.

Carriage Services, Inc.

Reconciliation of Non-GAAP Financial Measures

	Prior Estimates First Quarter 2005	Revised Estimates First Quarter 2005	First Quarter 2004

Net income from continuing operations	($1.6) to ($1.0) million	Approx.($0.7) million	$3.0 million
Add: Interest and other costs in connection with the early retirement of senior debt	$4.2 million	$4.2 million	—
Adjusted net income from continuing operations	$2.6 to $3.2 million	Approx.$3.5 million	$3.0 million
Add: Depreciation and amortization	$3.0 to $3.1 million	Approx.$3.0 million	$3.0 million
Add: Interest expense	$4.6 million	Approx.$4.6 million	$4.4 million
Add: Income taxes	$1.6 to $1.9 million	Approx.$2.1 million	$1.7 million
Adjusted EBITDA	$11.8 to $12.8 million	Approx.$13.2 million	$12.1 million

Earnings per diluted share from continuing operations	($0.09) to ($0.06)	($0.04) to ($0.03)	$0.16
Add: Earnings per diluted share from interest and other costs in connection with the early retirement of senior debt	$0.23	$0.22	—
Adjusted earnings per diluted share	$0.14 to $0.17	$0.18 to 0.19	$0.16

The statements in this presentation that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  These statements may be accompanied by words that convey the uncertainty of future events or outcomes.   These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company.  For further information on these risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K.  We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

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